Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (i) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-64209) and
(ii) the Registration Statements on Form S-8 (Nos. 33-62823; 33-62829; 33-62831; 33-62839; 33-62833; 33-62825; 33-62835; 33-62827; 33-62837;
33-62841; 33-62943; 33-63247; 33-63249; 33-63253; and 33-63255) of Burlington
Northern Santa Fe Corporation of our report dated February 21, 1995, related to the consolidated financial statements of Santa Fe Pacific Corporation, which appears on page 19 of the 1994 Annual Report to Shareholders, which is incorporated by reference in Santa Fe Pacific Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.




PRICE WATERHOUSE LLP

Kansas City, Missouri
April 10, 1996


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